Board of Directors
22nd Century Group, Inc. (f/k/a Touchstone Mining Limited)
11923 SW 37 Terrace
Miami, FL 33175

Re:	Loan Forgiveness

Gentlemen:

On February 10,2010 Paramount Strategy Corp. made a $32,327 loan (the “Loan”) to 22nd Century Group, Inc. (formerly known as Touchstone Mining Limited) (the “Company”) which is represented by a 10% Convertible Promissory Note in the principal amount for $32,327 made by the Company in favor of Paramount Strategy Corp. (the “Note”).

Pursuant to the tenn of that certain Agreement and Plan of Merger and Reorganization by and among Company, 22nd Century Acquisition Subsidiary, LLC and 22nd Century Limited, LLC, and in consideration of the transactions contemplated thereby (the “Merger”), and for other good and valuable consideration, the undersigned hereby agrees to make a capital contribution of the Note to the Company and in so doing forgives the entire principal balance of the Loan and the Note, together with all accrued and unpaid interest thereon. Such contribution and associated forgiveness shall be effective immediately prior to the closing of the Merger.

Very truly yours,

PARAMOUNT STRATEGY CORP.

By:	/s/ Andrew Meacle
Name: Andrew Meacle
Title: Director

Date: December 21, 2010